        As filed with the Securities and Exchange Commission on March 22, 1996
                                                     Registration No. 33-32777

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                  -------------------------------------------------

                           POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                 ---------------------------------------------------

                         MID ATLANTIC MEDICAL SERVICES, INC.
               (Exact name of registrant as specified in its charter)

            Delaware                               52-1481661
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)             Identification No.)

                                     4 Taft Court
                              Rockville, Maryland 20850
                 (Address of principal executive offices) (zip code)

                         1989 NON-QUALIFIED STOCK OPTION PLAN

                                Joseph L. Guarriello
                         Mid Atlantic Medical Services, Inc.
                                     4 Taft Court
                              Rockville, Maryland 20850
                       (Name and address of agent for service)

                                    (301) 251-4075
                       (Telephone number of agent for service)

                                       Copy to:
                                  Cary J. Meer, Esq.
                             Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                                     Second Floor
                             Washington, D.C. 20036-1800

              The Registrant hereby removes from registration 40,200 shares of its common stock ("Shares") that were registered with respect to its 1989 Non-Qualified Stock Option Plan ("Plan").

              The Registrant initially registered 125,000 Shares with respect to the Plan. As a result of certain stock dividends with respect to the Common Stock, 1,500,000 Shares were available to be issued under the Plan (which Shares were automatically registered under SEC Rule 416) and 1,459,800 Shares were issued before the Plan expired on June 1, 1994.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 11th day of March, 1996.

                                       MID ATLANTIC MEDICAL SERVICES, INC.



                                       By:  /s/ Goerge T. Jochum
                                            --------------------------
                                            George T. Jochum,
                                            Chairman, President and
                                            Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                       Title                                Date
       ---------                                       -----                                ----

       /s/ John L. Child                               Director                           March 11, 1996
       ----------------------------
       John L. Child

       /s/ John H. Cook, III                           Director                           March 11, 1996
       ----------------------------
       John H. Cook, III, M.D.

       /s/ Peter L. Flaherty, Jr.                      Director                           March 11, 1996
       ----------------------------
       Peter L. Flaherty, Jr., M.D.

       /s/ Robert E. Foss                              Executive Vice President and       March 11, 1996
       ----------------------------                    Chief Financial Officer
       Robert E. Foss                                  (Principal Financial Officer)

       /s/ Walter Girardin                             Director                           March 11, 1996
       ----------------------------
       Walter Girardin



                                        - 2 -






       Signature                                       Title                                Date
       ---------                                       -----                                ----

       /s/ Mark D. Groban                              Director                           March 11, 1996
       ----------------------------
       Mark D. Groban, M.D.

       /s/ Donald R. Hammett                           Director                           March 11, 1996
       ----------------------------
       Donald R. Hammett

       /s/ Goerge T. Jochum                            Director, Chairman, President      March 11, 1996
       ----------------------------                    and Chief Executive Officer
       George T. Jochum                                (Principal Executive Officer)

       /s/ William M. Mayer                            Director                           March 11, 1996
       ----------------------------
       William M. Mayer, M.D.

       /s/ Creighton R. Schneck                        Director                           March 11, 1996
       ----------------------------
       Creighton R. Schneck

       /s/ Stanley F. Smith                            Director                           March 11, 1996
       ----------------------------
       Stanley F. Smith, R.Ph.

       /s/ Alfred Talamantes                           Director and Chief Operating       March 11, 1996
       ----------------------------                    Officer
       Alfred Talamantes

       /s/ James A. Wild                               Director                           March 11, 1996
       ----------------------------
       James A. Wild

       /s/ Mary E. Shocklee                            Controller (Principal Accounting   March 11, 1996
       ----------------------------                    Officer)
       Mary E. Shocklee














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